Exhibit 99.1

Contact Information:

Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Manager, Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2007 RESULTS

NEW YORK, N.Y., February 14, 2008 – Weight Watchers International, Inc. (NYSE: WTW) today announced results for the fourth quarter and the full year ended December 29, 2007.

Fourth Quarter 2007 Results

For the fourth quarter of 2007, net revenues increased 21%, or $58.6 million, to $344.0 million. Fully diluted earnings per share in the fourth quarter of 2007 were $0.50 versus $0.45 in the prior year period. The prior year included a benefit of $0.06 per share resulting from a $6.3 million reversal of tax reserves. Excluding this benefit, fully diluted earnings per share increased by 28% to $0.50 from $0.39 in the prior year’s fourth quarter.

Net income in the fourth quarter of 2007 was $39.8 million versus $44.3 million in the fourth quarter of 2006. As previously explained, the Company reversed a tax reserve in the fourth quarter of 2006. In addition, during the first quarter of 2007, the Company increased its debt level to finance its self-tender and repurchase of 19.1 million shares. As a result of these transactions, interest expense in the fourth quarter of 2007 was $26.7 million, up from $13.6 million in the fourth quarter of 2006, while fully diluted shares of the Company in the fourth quarter of 2007 decreased to 79.7 million shares from 98.1 million shares in the fourth quarter of 2006.

Full Year 2007 Results

For the full year 2007, net revenues increased 19%, or $233.8 million, to $1,467.2 million. Fully diluted earnings per share were $2.48 in 2007 versus $2.11 in the prior year period. Excluding non-recurring items in both years, fully diluted earnings per share were up 21% to $2.50 as compared to $2.06 in the prior year period. These items consist of early extinguishment of debt expense in both years ($0.02 per share in 2007 and $0.01 per share in 2006) and a benefit associated with the reversal of tax reserves in 2006 ($0.06 per share).

Full year 2007 net income was $201.2 million versus $209.8 million in 2006. As previously explained, the Company increased its debt level during the first quarter of 2007. As a result, interest expense in the full year 2007 was $109.3 million, up from $49.5 million in the full year 2006, while fully diluted shares of the Company in the full year 2007 decreased 18%.

Full Year 2008 Guidance

The Company provided full year 2008 earnings guidance of between $2.80 and $3.00 per fully diluted share.

Commenting on the Company’s full year 2007 results and 2008 guidance, David Kirchhoff, President and Chief Executive Officer, said, “During 2007, we delivered solid financial performance while taking the necessary steps to lay the foundation that will enable us to realize our long-term strategic goals. As I look to 2008, we again anticipate solid financial performance as we continue to strengthen our business and capitalize on our opportunities.”

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss fourth quarter and full year results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for 30 days.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	December 29, 2007	December 30, 2006
ASSETS
Current assets	$186.3	$168.5
Property and equipment, net	37.6	31.0
Goodwill, franchise rights acquired and other intangible assets, net	803.1	764.3
Deferred income taxes	9.9	28.5
Other	9.3	8.4

TOTAL ASSETS	$1,046.2	$1,000.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$358.4	$232.9
Long-term debt	1,602.5	830.2
Other	11.6	6.0

TOTAL LIABILITIES	1,972.5	1,069.1

Shareholders’ deficit	(926.3)	(68.4)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,046.2	$1,000.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Revenues, net	$344.0	$285.5	$1,467.2	$1,233.3
Cost of revenues	163.7	138.0	653.3	557.1

Gross profit	180.3	147.5	813.9	676.2
Marketing expenses	41.7	33.5	205.3	158.9
Selling, general and administrative expenses	48.5	35.7	173.0	137.3

Operating income	90.1	78.3	435.6	380.0

Interest expense	26.7	13.6	109.3	49.5
Other income, net	0.7	0.6	3.2	1.4
Early extinguishment of debt	—	—	3.0	1.3

Income before income taxes	64.1	65.3	326.5	330.6

Provision for income taxes	24.3	21.0	125.3	120.8

Net income	$39.8	$44.3	$201.2	$209.8

Earnings Per Share:
Basic	$0.50	$0.45	$2.50	$2.13

Diluted	$0.50	$0.45	$2.48	$2.11

Weighted average common shares outstanding:
Basic	79.4	97.4	80.6	98.7

Diluted	79.7	98.1	81.1	99.4

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Total Revenues (in $ millions)
Meeting Fees	208.7	170.4	880.7	723.1
Product Sales	70.7	61.4	337.7	293.3
Internet Revenues	39.0	31.5	151.6	129.4
Franchise Commissions	3.6	3.3	17.0	19.2
All Other	22.1	18.9	80.1	68.4

Total Revenues	344.0	285.5	1,467.2	1,233.3

North America (in $ millions)
Meeting Fees	142.6	113.2	603.7	471.8
Product Sales	37.8	35.0	182.9	163.3

Total	180.4	148.3	786.6	635.1

International Revenues (in $ millions)
Meeting Fees	66.1	57.2	277.0	251.3
Product Sales	33.0	26.4	154.8	130.0

Total	99.1	83.6	431.8	381.2

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	13.8	10.7	58.4	42.7
UK Meeting Paid Weeks	3.0	2.5	12.8	11.6
CE Meeting Paid Weeks	2.4	2.5	10.7	11.4
Other Meeting Paid Weeks	0.6	0.8	2.7	3.1

Sub-total Meeting Paid Weeks	19.8	16.5	84.6	68.8
Online Paid Weeks	7.9	6.2	31.0	25.2

Total Paid Weeks	27.7	22.7	115.6	94.0

Attendance (in millions)
North America	8.0	7.9	38.1	35.4
UK	2.4	2.5	11.9	11.6
CE	2.1	2.4	10.2	11.1
Other	0.5	0.6	2.5	3.0

Total Attendance	13.0	13.4	62.7	61.1

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers (2)	584.0	460.0	584.0	460.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

(2)	As of the third fiscal quarter of 2006, we began reporting only our end-of-period active subscribers for Weight Watchers Online, our product for non-meeting members. Previously, we had also included subscribers for Weight Watchers eTools, our internet companion for meeting members. A corresponding adjustment to remove eTools subscribers was made to the first and second fiscal quarters of 2006 for comparability purposes.